EXHIBIT 31.2

CERTIFICATION

I, Eyal Rubin, certify that:

1.     I have reviewed this Annual Report on Form 10-K/A of Protalix BioTherapeutics, Inc.;

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: May 1, 2023

/s/ Eyal Rubin
Eyal Rubin
Sr. Vice President, Chief Financial Officer, Treasurer